Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ____________________, by and between PDI, Inc., a Delaware corporation (the “Company”), and ___________________________ (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Company in [his] [her] capacity as [a director and/or an officer] of the Company;

WHEREAS, the Company’s Certificate of Incorporation, as amended (the “Charter”) includes provisions for the indemnification of the directors, officers, employees and other agents of the Company, as authorized by the Delaware General Company Law, as amended (the “DGCL”);

WHEREAS, the Charter and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees and other agents with respect to indemnification of such persons;

WHEREAS, in recognition of Indemnitee’s need for (a) substantial protection against personal liability based on Indemnitee’s reliance on the Charter, and (b) specific contractual assurance that the protection provided in the Charter will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter, any change in the composition of the Company’s board of directors or a change in control of the Company); and

WHEREAS, in order to induce Indemnitee to [continue to] serve as [a director/an officer] of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service as [a director and/or an officer] of the Company following the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Services to the Company.  Indemnitee will serve, at the will of the Company or under separate contract, if any such contract exists, as [a director/an officer] of the Company or as a director, officer or other fiduciary of an affiliate of the Company faithfully and to the best of [his] [her] ability so long as [he] [she] [is duly elected or appointed] by the Company or such affiliate; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Company or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification of Indemnitee.  The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Charter and the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Charter or the DGCL permitted prior to adoption of such amendment).

3. Additional Indemnity.  In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay (including any federal, state or local taxes imposed on Indemnitee as a result of receipt of reimbursements or advances of expenses under this Agreement) because of any claim or claims made against or by [him] [her]in connection with any threatened, pending or completed action, suit or proceeding, including any appeal and the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent, whether civil, criminal, arbitrational, administrative or investigative, whether formal or informal (including an action by or in the right of the Company), to which Indemnitee is, was or at any time becomes a party or a witness, or is threatened to be made a party or a witness, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the DGCL and the Charter.

4. Limitations on Additional Indemnity.  No indemnity pursuant to Section 3 hereof shall be paid by the Company:

(a) on account of any claim or  proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as heretofore or hereafter amended (the “Exchange Act”), or similar provisions of any federal, state or local law, provided, however, if and when Indemnitee ultimately establishes in any such proceeding that no recovery of profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or such similar provision of any similar federal, state or local law, then, notwithstanding anything to the contrary provided in this Section 4(a), indemnification pursuant to this Agreement shall then be permitted;

(b) on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(d) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated pursuant to Section 11 hereof.

5. Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

6. Partial Indemnification.  Indemnitee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claim.  As soon as practicable, and in any event, not later than thirty (30) days after Indemnitee becomes aware, by written or other overt communication, of any pending or threatened litigation, claim or assessment, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of such pending or threatened litigation, claim or assessment; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any such pending or threatened litigation, claim or assessment as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of Indemnitee in connection with such action, in any of such cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.  The Company shall be permitted to settle any action or claim except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which consent may be given or withheld in Indemnitee’s sole discretion.

8. Expenses. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Indemnitee in connection with such proceeding upon the Company’s receipt of an undertaking by or on behalf of Indemnitee to repay said amounts if it shall be determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Charter, the DGCL or otherwise.  Such undertaking shall be accepted by the Company without regard to the financial ability of Indemnitee to make such repayment.  Without limiting the foregoing, if any action, suit or proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the final disposition being adverse to Indemnitee, (ii) a final adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty (iv) a final adjudication that Indemnitee did not act in good faith, and in a manner [he] [she] reasonably believed to be in or not opposed to the best interests of the Company, or (v) with respect to any criminal proceeding, a final adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

9. Information Sharing.  To the extent that the Company receives a request or requests from a governmental third party or other licensing or regulating organization (the “Requesting Agency”), whether formal or informal, to produce documentation or other information concerning an investigation, whether formal or informal, being conducted by the Requesting Agency, and such investigation is reasonably likely to include review of any actions or failures to act by Indemnitee, the Company shall promptly give notice to Indemnitee of said request or requests and any subsequent request. In addition, the Company shall provide Indemnitee with a copy of any and all information or documentation that the Company shall provide to the Requesting Agency.

10. No Imputation.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

11. Enforcement of Indemnity.  Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days after a request therefore.  Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim.  It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for an advance or reimbursement of expenses under this Agreement, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof.  Neither the failure of the Company (including its board of directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its board of directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12. Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

13. Non-Exclusivity of Rights.  The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Charter, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

14. Survival of Rights.

(a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

15. Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.  Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Charter, the DGCL or any other applicable law.

16. Governing Law; Choice of Forum.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

17. Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

18. Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

19. Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand to the party to whom such communication was directed or (ii) upon the next business day after the date on which such communication was delivered to a nationally recognized overnight courier service:

If to Indemnitee, at the address indicated below.

If to the Company, to:
PDI, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Attention:                                [Chief Executive Officer]

or to such other address as may have been furnished to Indemnitee by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

PDI, Inc.	[INDEMNITEE]

____________________________	____________________________________

By:	Name:

Name:

Title:

Address:

____________________________________

____________________________________

____________________________________

____________________________________

Schedule of Differences

Other than the identification of the Indemnitee, each Indemnification Agreement executed with the executive officers listed below is substantially the same as this form and as each other.

Officer	Title

Nancy Sue Lurker	Chief Executive Officer
Jeffrey E. Smith	Chief Financial Officer
David Kerr	Senior Vice President, Business Development
Kathy Marsico	Senior Vice President, Human Resources
Richard P. Micali	Senior Vice President, New Markets and Services Strategy
Frank Arena	Senior Vice President, Shared Sales and Commercial Operations
Jo Ann Saitta	Senior Vice President, Information Technology
Jack Davis	CEO, Group DCA
Rob Likoff	CEO, Group DCA
Rhonda De Stefano	Vice President and Associate General Counsel
Patrick Kane	Vice President, Corporate Controller
Jade Shields	Vice President, Corporate Compliance and Ethics

Director
Gerald Belle	Chairman of the Board
John Federspiel
Veronica A. Lubatkin
Frank Ryan
Jack Stover
Stephen J. Sullivan
Jan Martens Vecsi